UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2016

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37865	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 26, 2016, Reven Housing REIT, Inc. ("Company") completed the sale of 3,079,281 shares of its common stock in its direct public offering, and the offering escrow agent, US Bank, N.A., released to the Company $15,396,405 of offering proceeds. The Company is conducting a direct public offering of a minimum of 3,001,500 shares and maximum of 5,000,000 shares of its common stock, at $5.00 per share. The Company’s direct offering of common shares will continue until all shares are sold or the Company’s earlier decision to terminate the offering.

In connection with the completion of the minimum offering, the Company’s common stock has been approved for listing on the Nasdaq Capital Market. The Company’s common shares will commence trading on the Nasdaq Capital Market on August 30, 2016 under the symbol “RVEN”.

On August 29, 2016, the Company issued a press release announcing the closing of its minimum offering and Nasdaq listing. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated August 29, 2016 regarding the Registrant’s minimum offering and Nasdaq listing.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: August 29, 2016	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer